Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Procore Technologies, Inc. of our reports dated February 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Procore Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 26, 2024